Fifth Third Bank Auto Receivables Trust 1996-A             EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  Fifth Third Bank
Trustee: Harris Trust and Savings Bank

Collection Period:    01-May-97            31-May-97
Distribution Date:    16-Jun-97                        Per $1,000 of
                                                         Original
                                                         Class A /
Statement for Class A and Class B                         Class B
  Certificateholders Pursuant to Section 4.7            Certificate
  of the Pooling and Servicing Agreement                  Amount

(i)  Principal Distribution
          Class A Certificate Amount  $10,383,217.43     $26.62320321
          Class B Certificate Amount     $489,261.55     $26.62213244

(ii)  Interest Distribution
          Class A Certificate Amount   $1,113,456.32      $2.85496996
          Class B Certificate Amount      $53,739.79      $2.92413701

(iii)  Servicing Fee                     $188,052.69      $0.46047971

(iv)  Class A Certificate Balance
         (after principal distributions)              $205,124,457.63
        Class A Pool Factor
         (after principal distributions)                    0.5259516
        Class B Certificate Balance
         (after principal distributions)                $9,666,289.36
        Class B Pool Factor
         (after principal distributions)                    0.5259707

(v)  Total Pool Balance
         (end of Collection Period)                   $214,790,746.86

                                      Current Period       Cumulative
vi)     Defaulted Receivables            $528,713.26    $7,416,531.40
         Liquidation Proceeds            $266,167.21    $3,118,796.66
         Aggregate Net Losses            $262,546.05    $4,297,734.74

vii)  Aggregate Principal Balance of Receivables
          repurchased by Seller or Servicer:
          Principal Portion                                     $0.00
          Interest Portion                                      $0.00

(viii)  Class A Interest Carryover Shortfall                    $0.00
          Class B Interest Carryover Shortfall                  $0.00
          Class A Principal Carryover Shortfall                 $0.00
          Class B Principal Carryover Shortfall                 $0.00

(ix)  Reserve Account Balance (after giving effect to
       payments made on the Distribution Date)          $8,591,629.87

(x)  Specified Reserve Account Balance (after giving effect
       to payments made on the Distribution Date)       $8,591,629.87